UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

DYNEX CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dynex Capital, Inc.

Notice of Annual Meeting of Shareholders

and

Proxy Statement

Annual Meeting of Shareholders

June 14, 2005

DYNEX CAPITAL, INC.

May 12, 2005

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) to be held at The Place At Innsbrook located at 4036 Cox Road, Glen Allen, Virginia on Tuesday, June 14, 2005, at 9:00 a.m. Eastern Time.

The business of the meeting is to consider and act upon the election of directors of the Company.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting.  Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend.  All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible.  If you are a common shareholder and desire to vote your shares of common stock in accordance with management’s recommendations, you need not mark your votes on the proxy but need only sign, date and return the common proxy card in the enclosed postage-paid envelope in order to record your vote. If you are a preferred shareholder and desire to vote your shares of Series D preferred stock for one or both of the preferred nominees, you must mark your votes on the preferred proxy card and return such proxy card in the enclosed postage-paid envelope in order to record your vote.

Sincerely,

/s/ Thomas B. Akin

Thomas B. Akin

Chairman of the Board

/s/ Stephen J. Benedetti

Stephen J. Benedetti

Executive Vice President and

Chief Financial Officer

DYNEX CAPITAL, INC.

4551 Cox Road, Suite 300

Glen Allen, Virginia 23060

(804) 217-5800

____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Dynex Capital, Inc. (the “Company”) will be held at The Place At Innsbrook located at 4036 Cox Road, Glen Allen, Virginia on Tuesday, June 14, 2005, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1.

Holders of our common stock will:

A.

Elect four (4) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified; and

B.

Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

2.

Holders of our Series D preferred stock will:

A.

Elect two (2) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified, or as otherwise provided in the Company’s Articles of Incorporation.

Only shareholders of record at the close of business on April 22, 2005, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation at the Annual Meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope.  A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors

Stephen J. Benedetti

Secretary

Dated:  May 12, 2005

DYNEX CAPITAL, INC.

4551 Cox Road, Suite 300

Glen Allen, Virginia 23060

(804) 217-5800

____________________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

 June 14, 2005

To Our Shareholders:

This Proxy Statement is furnished to the holders of the common stock (“Common Stock”) and Series D 9.50% Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at The Place At Innsbrook located at 4036 Cox Road, Glen Allen, Virginia on Tuesday, June 14, 2005, at 9:00 a.m. Eastern Time.  The Annual Meeting is being held for the purposes set forth in the accompanying notice of Annual Meeting of Shareholders.  This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are being provided to shareholders beginning on or about May 12, 2005.

GENERAL INFORMATION

Solicitation

The enclosed proxy is solicited by the Board of Directors of the Company.  The costs of this solicitation will be borne by the Company.  Proxy solicitations will be made by mail, and also may be made by personal interview, telephone and telegram by directors and officers of the Company.  Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of Common Stock and Series D Preferred Stock and to obtain authorization for the execution of proxies.  The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners.  Additionally, the Company has engaged the firm of MacKenzie Partners, Inc., New York, New York, to conduct proxy solicitations on its behalf at a cost estimated to be $5,000, plus reasonable out-of-pocket expenses.

Voting Rights

Common Stock.  Holders of shares of Common Stock at the close of business on April 22, 2005, the record date, are entitled to notice of, and to vote at, the Annual Meeting.  On that date, 12,162,391 shares of Common Stock were outstanding.  Each share of Common Stock outstanding on the record date is entitled to one vote for each of four directors to be elected by the holders of shares of Common Stock and one vote on any other matter presented to such holders at the Annual Meeting.  The presence, in person or by proxy, of holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting.

Series D Preferred Stock.  Holders of shares of Series D Preferred Stock at the close of business on April 22, 2005, the record date, are entitled to notice of, and to vote at, the Annual Meeting, voting as a single class to elect two directors to the Company’s Board of Directors.  The holders of Series D Preferred Stock are not entitled to vote on any other matter.  There were 5,628,737 shares of Series D Preferred Stock outstanding as of April 22, 2005.

Voting of Proxies – Common Stock

A proxy card, indicating COMMON STOCK shares, is being sent to the holders of shares of Common Stock (the “common proxy”).  Shares of Common Stock represented by a properly executed common proxy received in time for the Annual Meeting will be voted in accordance with the choices specified in such common proxy.  If no instructions are indicated on the common proxy, the shares of Common Stock will be voted FOR the election of the nominees named in this Proxy Statement as common shareholder directors.

Voting of Proxies—Series D Preferred Stock

A proxy card, indicating SERIES D PREFERRED STOCK shares, is being sent to holders of shares of Series D Preferred Stock (the “preferred proxy”).  Shares of Series D Preferred Stock represented by a properly completed and executed preferred proxy received in time for the Annual Meeting will be voted in accordance with the choices specified in such preferred proxy.  If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

Quorum

The following principles of Virginia law apply to the voting of shares of capital stock at the Annual Meeting.  The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum for all matters upon which holders of shares of Common Stock are entitled to vote. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Series D Preferred Stock will constitute a quorum for the matter upon which holders of shares of Series D Preferred Stock are entitled to vote.  Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum.  An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Other Matters

The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the notice of the Annual Meeting.  However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2004, which is being mailed to shareholders together with this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Common Stock Directors.  Four directors of the Company are to be elected by the holders of shares of Common Stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has nominated Thomas B. Akin, J. Sidney Davenport, Daniel K. Osborne and Eric P. Von der Porten for election by the holders of shares of Common Stock to the Board of Directors at the Annual Meeting. Mr. Osborne is currently not a director of the Company and is standing for election for the first time.  Unless otherwise indicated, a common proxy representing shares of Common Stock will be voted FOR the election of Messrs. Akin, Davenport, Osborne and Von der Porten to the Board of Directors.  Each common stock director nominee has agreed to serve if elected.  In the event any common stock director nominee shall unexpectedly be unable to serve, each common proxy will be voted for such other person as the Board of Directors may designate.  Selected biographical information regarding each common stock director nominee is set forth below.  Donald B. Vaden is not standing for re-election, and his term as a director will expire at the Annual Meeting.

Series D Preferred Stock Directors. Pursuant to Section 10 of Article IIID of the Company’s Articles of Incorporation, as amended, the holders of shares of Series D Preferred Stock are entitled to elect two directors to the Board of Directors of the Company.  Except as otherwise provided in the Company’s Articles of Incorporation, each such director will serve until the next annual meeting of the shareholders of the Company and until their successors are elected and duly qualified. Leon A. Felman and Barry Igdaloff have been nominated for election by holders of shares of Series D Preferred Stock to the Board of Directors at the Annual Meeting.  Each preferred stock director nominee has agreed to serve if elected.  Selected biographical information regarding each preferred stock director nominee is set forth below.

Vote Required

Common Stock Directors.  The four directors to be elected by the holders of shares of Common Stock will be elected by a favorable vote of a plurality of the shares of Common Stock represented and entitled to vote with respect to each common stock director, in person or by proxy, at the Annual Meeting.  Accordingly, abstentions or broker non-votes as to the election of the common stock directors will not affect the election of candidates receiving the plurality of votes.  Unless instructed to the contrary, the shares represented by each common proxy will be voted FOR the election of each of the four common stock director nominees named below.  Although it is anticipated that each common stock director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each common proxy will be voted for another person or persons designated by the Company’s Board of Directors.  In no event will a common proxy be voted for more than four common stock directors.

Series D Preferred Stock Directors.  The two directors to be elected by the holders of shares of Series D Preferred Stock will be elected by a favorable vote of a plurality of the shares of Series D Preferred Stock represented and entitled to vote with respect to each preferred stock director, in person or by proxy, at the Annual Meeting.  Accordingly, abstentions or broker non-votes as to the election of the preferred stock directors will not affect the election of candidates receiving the plurality of votes.  If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted.  Although it is anticipated that each preferred stock director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each preferred proxy will not be voted for another person or persons.  In no event will a preferred proxy be voted for more than two directors.

Common Stock Director Nominees

The following information sets forth as of April 6, 2005, the names, ages, principal occupations and business experience for the Company’s common stock director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Thomas B. Akin (52), has been a director of the Company since May 2003, and Chairman since May 30, 2003.  He also has served as the managing general partner of Talkot Capital, LLC located in Sausalito, California since 1995.  Talkot Capital is the general partner for various limited partnerships investing in both private and public companies.1  From 1991 to 1994, Mr. Akin was the managing director of the Western United States for Merrill Lynch Institutional Services.  Mr. Akin had been the regional director of the San Francisco and Los Angeles regions for Merrill Lynch Institutional Services from 1981 to 1991.  Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to 1981.  Mr. Akin is currently on the board of directors of Acacia Research Inc., Combi Matrix, and Advance Data Exchange.

J. Sidney Davenport (63), has been a director of the Company since its organization in December 1987.  Mr. Davenport is retired from The Ryland Group, Inc., a publicly owned corporation engaged in residential housing construction and mortgage-related financial services, where he was a Vice President from March 1981 to January 1998.  Mr. Davenport was Executive Vice President of Ryland Mortgage Company from April 1992 to January 1998.  Mr. Davenport served as a director of Mentor Income Fund, Inc., a publicly traded closed-end mutual fund, from June 1992 to August 1993.

Daniel K. Osborne (40), has been Managing Member of Vantage Pointe Capital, LLC, an investment advisory firm that serves as the general partner of Vantage Pointe Capital Partners LP, since February 2003.  Prior to founding Vantage Pointe Capital, LLC in 2003, Mr. Osborne was a private investor and co-founder of Apex Mortgage Capital, Inc.  He was the company’s Chief Operating Officer and Chief Financial Officer from September 1997 to September 2001.  Mr. Osborne was also a Managing Director of Trust Company of The West from July 1994 to December 2001.  Mr. Osborne began his career with Deloitte & Touche, LLP.  He holds a B.S. degree in accounting from Arizona State University.

Eric P. Von der Porten (47), has been a director of the Company since May 2002.  Since 1997, Mr. Von der Porten has served as the managing member of Leeward Investments, LLC, the general partner of Leeward Capital, L.P.  Mr. Von der Porten earned an A.B. from the University of Chicago and an M.B.A. from the Stanford Graduate School of Business.

Series D Preferred Stock Director Nominees

The following information sets forth as of April 6, 2005, the names, ages, principal occupations and business experience for the Company’s preferred stock director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Leon A. Felman (70), has been a director of the Company since November 2000.  Mr. Felman was a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, from 1992 to 2004, and of Allegiant Bank & Trust Company, Inc., from 2001 to 2004.  Allegiant Bancorp was sold in 2004 and Mr. Felman no longer serves on either board.  Mr. Felman also served on the Audit Committee and the Real Estate Committee and chaired both the Nominating & Corporate Governance Committee and the Ethics Committee while on the Board of Allegiant Bancorp.  From 1968 to 1999, Mr. Felman was the president and chief executive officer of Sage Systems, Inc., which operated twenty-eight Arby’s restaurants in the St. Louis, Missouri metropolitan area.  Mr. Felman currently serves as the managing operating partner of Sage Systems Liquidating Trust, LLC and is the managing partner of Felman Family Partnership, LP. In June 2004, Mr. Felman was appointed to the Board of Directors of Pulaski Financial Corporation. He is presently Chairman of the Nominating & Corporate Governance Committee, a

__________________

1

Mr. Akin is the managing general partner of Talkot Capital, LLC.  During 1999, Talkot Capital and several other investors invested in Infotec Commercial Systems, Inc. (“Infotec”), a privately held company that provided training in computer technology to businesses throughout the United States.  In 2001, Mr. Akin served as Chairman of the Board of Directors of Infotec, which filed for relief under Chapter VII of the United States Bankruptcy Code resulting in the liquidation of the company’s assets.  The investors of Infotec, including Talkot Capital, did not receive any return on capital.

member of the Audit Committee, and a member of the Loan Committee. Additionally, Mr. Felman serves as a member of the Chancellor’s Council for the University of Missouri-St. Louis.  Mr. Felman has been a private investor in financial institutions since 1999.  Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

Barry Igdaloff (50), has been a director of the Company since November 2000.  Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital, Inc. in Columbus, Ohio, since 1995.  Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in Accounting and from The Ohio State University in 1978, with a J.D. in law.  Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney.

CORPORATE GOVERNANCE

AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws.  Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and chief executive officer (or, in his absence, the principal executive officer) and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.  The corporate governance practices followed by the Company are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, an annual performance evaluation of the Board, director responsibilities, an annual review of performance of the president and chief executive officer (or, in his absence, the principal executive officer) and management succession and ethics and conduct.  The Guidelines are available on the Company’s web page at www.dynexcapital.com.  A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4551 Cox Road, Suite 300, Glen Allen, Virginia  23060.

The Board of Directors in its business judgment has determined that all of its members are independent as defined by New York Stock Exchange listing standards.  In reaching this conclusion, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers.  Consistent with the New York Stock Exchange listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with the Company if:

•

during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•

during each of the current fiscal year and three most recent fiscal years, the director is not, and was not, an executive officer or an employee, or whose immediate family member is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•

the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of the Company’s directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in relationships with the Company not meeting the criteria set forth above.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries, including the Company’s chief executive officer (or, in his absence, the principal executive officer) and principal financial officers.  The Code addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety.  It is available on the Company’s web page at www.dynexcapital.com.  A printed copy of the Code is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

Board and Committee Meeting Attendance

In 2004, there were eight meetings of the Board of Directors.  Each director attended 75% or more of the total aggregate number of meetings of the Board and of the committees on which he or she served.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after regularly scheduled Board meetings.  At least once a year the Board schedules an executive session including only independent directors.  Thomas B. Akin, the Chairman of the Board, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the address set forth above.  Communications to the non-management directors as a group may be sent to the Chairman of the Board c/o the Secretary of the Company at the same address.  The Company promptly forwards, without screening, all such correspondence to the indicated director(s).

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function.  The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.  The Committee operates under a written charter last amended by the Board in June 2004.  The Audit Committee Charter is available on the Company’s web page at www.dynexcapital.com.

The members of the Audit Committee are Messrs. Von der Porten (Chairman), Felman, Igdaloff and Vaden, all of whom the Board in its business judgment has determined are independent as defined by regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards.  The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Igdaloff qualifies as an audit committee financial expert as defined by regulations of the Securities and Exchange Commission.

The Audit Committee met seven times in 2004.  For additional information regarding the Committee, see “Audit Information – Audit Committee Report” on page 18 of this Proxy Statement.

Compensation Committee

The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives.  The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s chief executive officer (or, in his absence, the principal executive officer), evaluating the chief executive officer’s performance in light of those goals and objectives and determining and approving the chief executive officer’s compensation level based on this evaluation; reviewing and approving the compensation for senior executive officers, including their corporate goals and objectives; producing a report on executive compensation as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement; reviewing and approving any employment-related agreement, other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company’s equity-based, deferral and other compensation plans approved by the Board from time to time; reviewing any significant changes in the Company’s tax-qualified employee benefit plans; and reviewing annually with the chief executive officer succession planning and management development activities and strategies.  The Committee operates under a written charter last amended by the Board in June 2004.  The Charter of the Compensation Committee is available on the Company’s web page at www.dynexcapital.com.  A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Compensation Committee are Messrs. Davenport (Chairman), Akin and Felman, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards.  The Committee met two times in 2004.  For additional information regarding the Committee, see “Management of the Company and Executive Compensation—Compensation Committee Report” on page 12 of this Proxy Statement.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning corporate governance practices.  The Committee acts as the Company’s nominating committee.  The Committee operates under a written charter last amended by the Board in June 2004.  The Charter of the Nominating & Corporate Governance Committee is available on the Company’s web page at www.dynexcapital.com.  A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Nominating & Corporate Governance Committee are Messrs. Felman (Chairman), Vaden and Von der Porten, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards.  The Committee met four times in 2004.

The Nominating & Corporate Governance Committee considers candidates for the Board based upon several criteria, including but not limited to their broad-based business and professional skills and experience, concern for the long-term interest of the Company’s shareholders, personal integrity and judgment, and knowledge and experience in the Company’s industry.  The Committee further considers each candidate’s independence, as defined by the New York Stock Exchange listing standards.  All candidates must have time available to devote to Board duties and responsibilities.

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Committee will regularly assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director.  Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons.  These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

Mr. Osborne was recommended as a candidate for election to the Board by Mr. Von der Porten, as a replacement for Mr. Vaden who is resigning from the Board. The Nominating & Corporate Governance Committee reviewed the qualifications of Mr. Osborne and recommended his inclusion for election to the Board at the Annual Meeting as set forth in this proxy statement.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Nominating & Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director nominee.  If the notice is not timely and in proper form, the nominee will not be considered by the Committee.  Under the regulations of the Securities and Exchange Commission, any shareholder desiring to recommend a nominee to be acted upon at the 2006 annual meeting of shareholders must cause such nominee to be received, in proper form, by the Secretary of the Company no later than January 12, 2006 in order for the nominee to be considered for inclusion in the Company’s Proxy Statement for that meeting.  Any nominees that are received after that date may be considered by the Nominating & Corporate Governance Committee outside of the proxy statement process.

In evaluating nominations, the Nominating & Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders.  All of the directors attended the 2004 annual meeting of shareholders.

Directors’ Compensation

During 2004, each independent director received an annual fee of $25,000, plus $500 for each meeting of the Board of Directors or committee thereof he attended.

Beginning January 1, 2005, each independent director receives an annual fee of $25,000, plus $1,000 for each meeting of the Board of Directors and Audit Committee he attended and $750 for each meeting of all other committees he attended.  The Chairman of the Board receives an additional annual fee of $15,000, so long as he is not an employee of the Company, and the Chairman of the Audit Committee receives an additional annual fee of $3,000.

Directors are reimbursed expenses related to their attendance at Board of Director or committee meetings.

In addition, beginning with the 2005 Annual Meeting of Shareholders, the independent directors will receive annually a grant of stock appreciation rights for 5,000 shares of common stock, under the Company’s 2004 Stock Incentive Plan.  The stock appreciation rights will be fully-vested at the grant date, will have a five-year term and will be granted at a strike price at 10% above the market price on the date of grant.  The grant date will be the first Friday following each year’s annual meeting of shareholders.

OWNERSHIP OF STOCK

Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of each of shares of Common Stock and shares of Series D Preferred Stock as of April 6, 2005, by: (a) each director and nominee for director of the Company, (b) the Company’s sole executive officer, (c) all directors and the executive officer of the Company as a group, and (d) all other shareholders known by the Company to be beneficial owners of more than 5% of the outstanding shares of any class of the Company’s stock.

	Common Stock		Series D Preferred Stock
Name	Shares (1)	Percentage (2)	Shares	Percentage (3)
Thomas B. Akin (4) 500 Newport Center Dr. Newport Beach, CA 92660	2,014,717	15.57%	780,360	13.86%

Stephen J. Benedetti	21,114	*	--	--
J. Sidney Davenport	25,356	*	--	--
Leon A. Felman	149,602 (5)	1.22%	88,998	1.58%
Barry Igdaloff P.O. Box 317 Blacklick, OH 43004	662,578 (6)	5.22%	521,025	9.26%
Daniel K. Osborne	18,538 (7)	*	6,677	*
Donald B. Vaden	9,483 (8)	*	--	--
Eric P. Von der Porten	159,572 (9)	1.31%	15,764	*

All directors and executive officers as a group (8 persons)	3,060,960	22.55%	1,412,824	25.10%

Rockwood Partners, L.P. (10) Rockwood Asset Management, Inc. Demeter Asset Management, Inc. Jay Buck 35 Mason Street Greenwich, Connecticut 06830	967,805	7.84%	189,438	3.32%

Howard Amster (11) Ramat Securities Ltd. 23811 Chagrin Blvd. #200 Beachwood, Ohio 44122 Amster Trading Company Char-itable Remainder Unitrusts 25812 Fairmount Blvd. Beachwood, Ohio 44122 Tova Financial, Inc. 2562 Biscayne Boulevard Beachwood, Ohio 44122	817,676	6.58%	270,991	4.81%

_______________

*

Percentage of ownership is less than one percent of the outstanding shares of the applicable class.

(1)

All amounts include both shares of Common Stock and shares of Series D Preferred Stock, which are convertible into shares of Common Stock at the option of its holder.

(2)

Each percentage is based on 12,162,391 shares of Common Stock issued and outstanding and is calculated based on the assumption that the beneficial owner has converted all shares of Series D Preferred Stock into shares of Common Stock.

(3)

Percentage is based on 5,628,737 shares of Series D Preferred Stock issued and outstanding.

(4)

Amount includes 602,038 shares of Common Stock and 462,337 shares of Series D Preferred Stock owned by Talkot Crossover Fund, L.P., of which Mr. Akin is the managing general partner.

(5)

Amount reflects 6,589 shares of Common Stock and 14,476 shares of Series D Preferred Stock owned by the Leon A. Felman IRA Rollover, 43,447 shares of Common Stock and 40,611 shares of Series D Preferred Stock owned by the Homebaker Brand Profit Sharing Plan, 7,537 shares of Common Stock and 12,830 shares of Series D Preferred Stock owned by the Leon A. Felman Keogh Profit Sharing Plan, 278 shares of Common Stock and 15,799 shares of Series D Preferred Stock owned by the Leon A. Felman Family Trust, 2,120 shares of Common Stock and 3,410 shares of Series D Preferred Stock owned by HLF Corporation, 278 shares of Common Stock and 835 shares of Series D Preferred Stock owned by the Harriet Felman IRA and 355 shares of Common Stock and 1,037 shares of Series D Preferred Stock owned by the Leon A. Felman IRA.

(6)

Amount includes 77,663 shares of Common Stock and 241,936 shares of Series D Preferred Stock owned by clients of Rose Capital, Inc., of which Mr. Igdaloff is the sole proprietor.  Mr. Igdaloff shares the power to vote and dispose of such shares.

(7)

Amount reflects 11,322 shares of Common Stock and 5,633 shares of Series D Preferred Stock owned by Vantage Pointe Capital Partners LP, of which Mr. Osborne is the managing member of its general partner, and 539 shares of Common Stock and 1,044 shares of Series D Preferred Stock held in Mr. Osborne’s spouse’s IRA account.

(8)

Amount includes 583 shares of Common Stock owned by Mr. Vaden’s spouse.

(9)

Amount reflects 143,808 shares of Common Stock and 15,764 shares of Series D Preferred Stock owned by Leeward Capital, L.P.  Mr. Von der Porten is the managing member of Leeward Investments, LLC, which is the general partner of Leeward Capital, L.P.

(10)

The information presented is based on a Schedule 13D/A filed by the parties on February 10, 2005.  The Schedule 13D/A reported that each of Rockwood Partners, L.P., Rockwood Asset Management, Inc., Demeter Asset Management, Inc. and Jay Buck has shared power to vote and dispose of 774,167 shares of Common Stock and 189,438 shares of Series D Preferred Stock.  Rockwood Asset Management, Inc. is the general partner of Rockwood Partners, L.P., an investment limited partnership that owns all of the shares reported.  Demeter Asset Management, Inc. provides investment management services to Rockwood Partners, L.P., and Mr. Buck is the owner of both Rockwood Asset Management, Inc. and Demeter Asset Management, Inc.

(11)

The information presented is based on Schedule 13Ds filed by the parties on May 28, 2004 and September 14, 2004, and correspondence received from the parties received on March 21, 2005 in response to a request by the Company.  As of the most recent date the information was received, Howard Amster has sole power to vote and dispose of 170,500 shares of Common Stock and shared power to vote and dispose of 112,800 shares of Common Stock, each of Amster Trading Company and Amster Trading Company Charitable Remainder Unitrusts has shared power to vote and dispose of 112,800 shares of Common Stock, Ramat Securities Ltd. has shared power to vote and dispose of 262,019 shares of Common Stock and 234,223 shares of Series D Preferred Stock, Tova Financial, Inc. has sole power to vote and dispose of 1,366 shares of Common Stock and 5,968 shares of Series D Preferred Stock, and David Zlatin has shared power to vote and dispose of 263,385 shares of Common Stock and 240,191 shares of Series D Preferred Stock.  Mr. Amster is the owner of Amster Trading Company, which funds the Amster Trading Company Charitable Remainder Unitrusts and has the right to change their trustees.  In addition, Mr. Amster and Mr. Zlatin are the owners of Ramat Securities Ltd., a broker-dealer, and Mr. Zlatin has sole control of voting and dispositive power over all securities owned by that entity.  Mr. Zlatin and his wife Gilda Zlatin are the owners of Tova Financial Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of all Forms 3, 4 and 5 furnished to the Company with respect to transactions in the 2004 year and representations made to the Company by certain reporting persons, the Company knows of no person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2004.

MANAGEMENT OF THE COMPANY AND EXECUTIVE COMPENSATION

Executive Officer

The executive officer of the Company and his position is as follows:

Name	Age	Positions Held
Stephen J. Benedetti	42	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

The executive officer serves at the discretion of the Company’s Board of Directors.  Biographical information regarding Mr. Benedetti is set forth below.

Stephen J. Benedetti has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer since September 2001. As Executive Vice President, Mr. Benedetti serves as the principal executive officer of the Company.  From May 2000 to September 2001, Mr. Benedetti had been the Acting Chief Financial Officer and Acting Secretary.  From October 1997 until August 2001, Mr. Benedetti served as Vice President and Treasurer of the Company; and from September 1994 until December 1998, he served as Vice President and Controller. From March 1992 until September 1994, he served as Director of Accounting and Financial Reporting for National Housing Partnerships, a national multifamily housing syndicator and property management company.  Mr. Benedetti also served as audit manager for Deloitte & Touche from 1985 to 1992, where he provided audit and consulting services to various clients primarily in the financial services and real estate industries.  Mr. Benedetti is a Certified Public Accountant.

Compensation Committee Report

The Compensation Committee of the Company’s Board of Directors, which is comprised exclusively of the independent directors listed below, administers the Company’s executive compensation program.  All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

The Compensation Committee has designed the executive compensation structure to reward long-term value that is created for shareholders and to reflect the business strategies and long-range plans of the Company.  The guiding principles in regard to compensation are (i) to attract and retain key high caliber executives, (ii) to provide levels of compensation that are competitive with those levels offered by the Company’s competitors, (iii) to motivate executives to enhance long-term shareholder value by linking stock performance (on a total return basis) with long-term incentive compensation, and (iv) to design a long-term compensation program that leads to management retention.

The components of executive officer compensation are base annual salary, annual bonus and stock options.

The Company’s only executive officer is Stephen J. Benedetti, who is the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer.  For 2004, Mr. Benedetti was compensated pursuant to an employment agreement that expired in June 2004.  His base annual salary for 2004 was $189,600, which reflected the initial base salary set forth in the employment agreement, as adjusted for inflation. In June 2004, Mr. Benedetti entered into a Severance Agreement with the Company that is described in this proxy statement below.

At the 2004 annual meeting of shareholders, the shareholders of the Company approved the adoption of the Company’s 2004 Stock Incentive Plan.  During 2004, there were no grants of stock options or stock appreciation rights to the executive officer.  However, the Company paid to certain employees bonuses that were related to performance objectives attained by the employee during 2004.  Bonuses were paid part in cash and part in the form of stock appreciation rights.  The effective date of the grant was January 2, 2005.  A total of 121,915 stock appreciation rights were awarded on January 2, 2005, at a strike price of $7.86.  The stock appreciation rights vest over a four-year period and have a term of seven years.  Of the 121,915 stock appreciation rights awarded, Mr. Benedetti received a grant of 60,000.

Compensation Committee

J. Sidney Davenport, Chairman

Thomas B. Akin

Donald B. Vaden

Compensation Committee Interlocks and Insider Participation

During 2004, no interlocking relationship existed between any member of the Compensation Committee and the Company.

Executive Compensation

The Summary Compensation Table below includes individual compensation information for 2004, 2003 and 2002 on the most highly compensated executive officer whose salary and bonus exceeded $100,000 (the “Named Officer”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	SARs	All Other Compensation ($)(2)

Stephen J. Benedetti Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2004 2003 2002	189,600 183,960 180,000	128,000 102,000 120,000	(1) (1) (1)	– – –	13,160 12,160 36,365

__________________

(1)

Amounts do not include perquisites and other personal benefits, securities or property where the aggregate amount of such compensation to an executive officer is the lesser of either $50,000 or 10% of annual salary and bonus.

(2)

Amount for 2004 consists of matching and profit sharing contributions to the Company’s 401(k) Plan in the amount of $13,000 and Group Term Life Insurance in the amount of $160.

The Company did not grant any SARs during 2004.  The table below presents information with respect to the total number of SARs exercised by the Named Officer in 2004 and held by the Named Officer at December 31, 2004.

Aggregated SAR Exercises in Last Fiscal Year

and Fiscal Year-End SAR Value Table

			Number of Unexercised SARs at 12-31-04		Value of Unexercised In-the-Money SARS at 12-31-04
Name	Number of SARs	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen J. Benedetti	30,000	$136,200	-	-	-	-

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004, with respect to the 2004 Stock Incentive Plan, under which shares of Common Stock are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)

Equity Compensation Plans Approved by Shareholders:
2004 Stock Incentive Plan	–	–	1,500,000

Equity Compensation Plans Not Approved by Shareholders(2)	–	–	–

Total	–	–	1,500,000

_________________

(1)

The Company has issued 121,915 SARs under the 2004 Stock Incentive Plan since December 31, 2004.

(2)

The Company does not have any equity compensation plans that have not been approved by shareholders.

Employment Agreements

The Company and Mr. Benedetti are parties to a severance agreement that is effective as of June 11, 2004 and that will stay in effect for the duration of Mr. Benedetti’s employment with the Company.  The severance agreement provides generally that a lump sum payment will be made to Mr. Benedetti under certain circumstances upon his termination of employment with the Company.  Such circumstances include the termination of employment by Mr. Benedetti for “good reason” (as defined in the agreement), such as the occurrence of a change in control of the Company, or the termination of his employment by the Company without “cause” (as defined in the agreement).  In such events, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) Mr. Benedetti’s base salary and bonus that has accrued but has not been paid, (ii) the equivalent of Mr. Benedetti’s annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company prorated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  Mr. Benedetti also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to Mr. Benedetti under the 2004 Stock Incentive Plan if he terminates his employment for good reason or if he is terminated without cause.  If a termination under the severance agreement had occurred as of April 6, 2005, the payments due to Mr. Benedetti would have been approximately $500,000.

Certain Relationships and Related Transactions

The Company and Dynex Commercial, Inc., now known as DCI Commercial, Inc (“DCI”), have been jointly named in litigation regarding the activities of DCI while it was an operating subsidiary of an affiliate of the Company, Dynex Holding, Inc.  The Company and DCI entered into a Litigation Cost Sharing Agreement whereby the parties set forth how the costs of defending against litigation would be shared, and whereby the Company agreed to fund all costs of such litigation, including DCI’s portion. DCI’s cumulative portion of costs associated with the litigation and funded by the Company is approximately $3.1 million and is secured by the proceeds of any counterclaims that DCI may receive in the litigation.  DCI costs funded by the Company are considered loans and bear simple interest at the rate of Prime plus 8.0% per annum.  At December 31, 2004, the total amount due the Company under the Litigation Cost Sharing Agreement, including interest, was approximately $4.0 million, which has been fully reserved by the Company.  DCI is currently wholly-owned by ICD Holding, Inc.  Stephen J. Benedetti is currently the sole shareholder of ICD Holding.  For more information on this litigation, see “Item 3. Legal Proceedings” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which accompanies this Proxy Statement.

Stock Performance Graph

The following graph demonstrates a five year comparison of cumulative total returns for shares of Common Stock, the Standard & Poor’s 500 Stock Index (“S&P 500”), the Russell 2000 Index, and the Bloomberg Mortgage REIT Index.  The table below assumes $100 was invested at the close of trading on December 31, 1999 in the shares of Common Stock, S&P 500, the Russell 2000 Index, and the Bloomberg Mortgage REIT Index.

Comparative Five-Year Total Returns *

Dynex Capital, Inc., S&P 500, Russell 2000 Index and Bloomberg Mortgage REIT Index

(Performance Results through December 31, 2004)

		Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Dynex Capital Inc.	100.00	15.53	32.62	75.18	94.76	121.48
S&P 500*	100.00	90.97	80.19	62.57	80.32	88.94
Russell 2000 Index*	100.00	97.09	99.64	79.25	116.71	138.22
Bloomberg Mortgage REIT Index*	100.00	110.82	207.94	255.69	337.30	427.47

* Cumulative total return assumes reinvestment of dividends.  The source of this information is Bloomberg. The factual material is obtained from sources believed to be reliable.

APPOINTMENT OF AUDITORS

The Board of Directors has not appointed auditors to examine the financial statements of the Company for the year ending December 31, 2005.  Deloitte & Touche LLP audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2004 and 2003.  The Board of Directors expects to appoint the auditors at a meeting of the Board of Directors after the Annual Meeting, consistent with the process for the year ended December 31, 2004. A representative of Deloitte is expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from shareholders.

AUDIT INFORMATION

Fees of Independent Public Accountants

The following information is furnished with respect to fees billed for professional services rendered to the Company by Deloitte & Touche LLP for the 2004 and 2003 fiscal years.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and 2003, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $294,755 for 2004 and $302,406 for 2003.  The Company expects that there will be additional billings from Deloitte & Touche LLP related to the completion of the 2004 audit which have not yet been received.

Audit Related Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2004 and December 31, 2003 were $20,700 and $44,050, respectively.  During 2004, these services included professional services rendered in connection with the Company's recapitalization and the audit of its 401(k) Plan.  During 2003, these services included professional services rendered in connection with the Company’s tender offer for its preferred shares and advanced accounting issues and resulting restatements of the Company’s periodic reports.

Tax Fees

There were no fees billed by Deloitte & Touche LLP for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2004 and December 31, 2003.

All Other Fees

There were no fees billed by Deloitte & Touche LLP for any other services rendered to the Company for the fiscal years ended December 31, 2004 and 2003.

Pre-Approval Policies and Procedures

All services not related to the annual audit and quarterly review of the Company’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit and permitted non-audit services.  The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls.  The Audit Committee is composed of four directors, each of whom is independent as defined by the New York Stock Exchange listing standards.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements for fiscal year 2004.  In addition, the Committee has communicated with the independent accountants the matters required to be communicated by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants’ independence from the Company, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  These disclosures have been reviewed by the Committee, and the Committee has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Eric P. Von der Porten, Chairman

Leon A. Felman

Barry Igdaloff

Donald B. Vaden

SHAREHOLDER PROPOSALS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2006 annual meeting of shareholders must cause such proposal to be received, in proper form, by the Secretary of the Company no later than January 12, 2006 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.  Any proposals that are received after that date may be considered by the Company outside of the proxy statement process.  Proposals that are received after March 28, 2006 may be voted on by the proxy holders designated for that meeting in their discretion.

By the order of the Board of Directors

Stephen J. Benedetti

Executive Vice President and

Chief Financial Officer

May 12, 2005

[FORM OF PROXY CARD]

PROXY – COMMON STOCK

DYNEX CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas B. Akin and Stephen J. Benedetti, and each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent the undersigned and to vote, as designated on this card, all the shares of common stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Place At Innsbrook located at 4036 Cox Road, Glen Allen, Virginia on Tuesday, June 14, 2005, at 9:00 a.m. Eastern Time, or any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders, and the related proxy statement, a copy of which has been received by the undersigned, and in their discretion on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors recommends a vote FOR Proposal 1.

1. Election of directors.

Thomas B. Akin

☐ FOR

☐ WITHHOLD

J. Sidney Davenport

☐ FOR

☐ WITHHOLD

Daniel K. Osborne

☐ FOR

☐ WITHHOLD

Eric P. Von der Porten

☐ FOR

☐ WITHHOLD

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1.

-FOLD AND DETACH HERE-

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: _____________________________, 2005

_______________________________________

Signature

_______________________________________

Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

-FOLD AND DETACH HERE-

PROXY – SERIES D PREFERRED STOCK

DYNEX CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas B. Akin and Stephen J. Benedetti, and each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent the undersigned and to vote, as designated on this card, all the shares of Series D preferred stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Place At Innsbrook at 4036 Cox Road, Glen Allen, Virginia on Tuesday, June 14, 2005, at 9:00 a.m. Eastern Time, or any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders, and the related proxy statement, a copy of which has been received by the undersigned, and in their discretion on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Election of Directors

Leon A. Felman

☐ FOR

☐ WITHHOLD

Barry Igdaloff

☐ FOR

☐ WITHHOLD

-FOLD AND DETACH HERE-

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given or if this proxy card is not completed in accordance with its instructions, the proxies will abstain from voting the shares.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: _____________________________, 2005

______________________________________

Signature

______________________________________

Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.